                                                       Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Olin Corporation:

We consent to incorporation by reference in the Registration Statements No. 333-156082 on Form S-3 and Nos. 333-05097, 333-18619, 333-39305, 333-39303, 333-31098, 333-35818, 333-97759, 333-88990, 333-110135, 333-110136, 333-124483, 333-133731, 333-148918, 333-153183, 333-158799, and 333-166288 on Form S-8 of Olin Corporation of our report dated February 23, 2011 with respect to the consolidated balance sheets of Olin Corporation and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of Olin Corporation.

/s/ KPMG LLP

St. Louis, Missouri
February 23, 2011